CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm, Capraro, Centofranchi, Kramer & Co., P.C., under the caption "Experts," and to the use of our report dated March 14, 1996, on the consolidated balance sheet of DHB Capital Group, Inc. and Subsidiaries, as of December 31, 1995, and the related consolidated statements of income (loss), stockholders' equity (deficit) and cash flows for the years ended December 31, 1995 and 1994, in its Form 8-K dated January 21, 1997.




                                  /s/ Capraro, Centofranchi, Kramer & Co., P.C.
                                  ---------------------------------------------
                                      Capraro, Centofranchi, Kramer & Co., P.C.


South Huntington, New York
January 21, 1997

                         CONSENT OF INDEPENDENT AUDITORS

         I consent to the reference to my firm, Jay Howard Linn, Certified Public Accountant, under the caption "Expert," and to the use of my report dated April 25, 1996, on the balance sheet of Orthopedic Products, Inc., as of September 30, 1995 and 1994, and the related statements of operations and retained earnings and cash flows for the years ended September 30, 1995 and 1994, in its Form 8-K dated January 21, 1997.




                                                           /s/ Jay Howard Linn
                                                           -------------------
                                                               Jay Howard Linn



Bay Harbor Islands, Florida
January 21, 1997